veronica 5-26-04 5-27-04 RM Ether 13 16091

INCORPORATED UNDER THE LAWS

OF THE STATE OF MARYLAND

PAR VALUE $.01 PER SHARE

E

CUSIP 44107P 60 9

IMPORTANT NOTICE

THIS CERTIFICATE IS TRANSFERABLE IN ON TRANSFER

JERSEY CITY, N.J. OR NEW YORK, NY RESTRICTIONS AND

OTHER INFORMATION

This Certifies that

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF 8d% CLASS E CUMULATIVE REDEEMABLE PREFERRED STOCK, PAR VALUE $.01 PER SHARE, OF

Host Marriott Corporation (the “Corporation”), transferable on the books of the Corporation by the registered holder hereof in person or by its duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the charter and bylaws of the Corporation and any amendments thereto. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers. Dated:

COUNTERSIGNED AND REGISTERED:

EquiServe Trust Company, N.A.

CHAIRMAN OF THE BOARD

TRANSFER AGENT AND REGISTRAR BY

AUTHORIZED OFFICER

IMPORTANT NOTICE

THE CORPORATION IS AUTHORIZED TO ISSUE TWO CLASSES OF STOCK WHICH ARE DESIGNATED AS COMMON STOCK AND PREFERRED STOCK. THE PREFERRED STOCK MAY BE ISSUED IN ONE OR MORE SERIES OR CLASSES. THE BOARD OF DIRECTORS IS AUTHORIZED TO DETERMINE THE PREFERENCES, LIMITATIONS AND RELATIVE RIGHTS OF EACH SERIES OR CLASS OF PREFERRED STOCK BEFORE THE ISSUANCE OF ANY SUCH SERIES OR CLASS OF PREFERRED STOCK. THE CORPORATION WILL FURNISH, WITHOUT CHARGE, TO ANY STOCKHOLDER MAKING A REQUEST THEREFOR, A COPY OF THE CORPORATION’S CHARTER AND A FULL STATEMENT OF THE INFORMATION REQUIRED BY SECTION 2-211(B) OF THE CORPORATIONS AND ASSOCIATIONS ARTICLE OF THE ANNOTATED CODE OF MARYLAND WITH RESPECT TO THE DESIGNATIONS AND ANY PREFERENCES, CONVERSION AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS AND OTHER DISTRIBUTIONS, QUALIFICATIONS AND TERMS AND CONDITIONS OF REDEMPTION OF THE STOCK OF EACH CLASS WHICH THE CORPORATION HAS THE AUTHORITY TO ISSUE AND, SINCE THE CORPORATION IS AUTHORIZED TO ISSUE PREFERRED STOCK IN SERIES OR CLASSES, (i) THE DIFFERENCES IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE SHARES OF EACH SERIES OR CLASS TO THE EXTENT SET, AND (ii) THE AUTHORITY OF THE BOARD OF DIRECTORS TO SET SUCH RIGHTS AND PREFERENCES OF SUBSEQUENT SERIES OR CLASSES. REQUEST FOR SUCH WRITTEN STATEMENT MUST BE DIRECTED TO THE CORPORATE SECRETARY OF THE CORPORATION AT ITS PRINCIPAL OFFICE. THE FOREGOING SUMMARY DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO AND QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE CHARTER OF THE CORPORATION.

THE •d% CLASS E CUMULATIVE REDEEMABLE PREFERRED STOCK IS SUBJECT TO CERTAIN RESTRICTIONS ON OWNERSHIP AND TRANSFER. THE CORPORATION WILL FURNISH A FULL STATEMENT ABOUT THE RESTRICTIONS ON TRANSFERABILITY AND OWNERSHIP OF THE CLASS E PREFERRED STOCK TO ANY STOCKHOLDER OF THE CORPORATION ON REQUEST AND WITHOUT CHARGE. SUCH REQUEST MUST BE MADE TO THE CORPORATE SECRETARY OF THE CORPORATION AT THE CORPORATION’S PRINCIPAL OFFICE.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants in common UNIF GIFT MIN ACT– Custodian

TEN ENT – as tenants by the entireties (Cust) (Minor) JT TEN – as joint tenants with right under Uniform Gifts to Minors Act of survivorship and not as tenants in common (State) UNIF TRF MIN ACT– Custodian (until age )

(Cust)

under Uniform Transfers

(Minor)

to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

For Value Received, hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

shares of the •d% Class E Cumulative Redeemable Preferred Stock represented by this Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the shares of said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated

X

X

NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. 17AD-15.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, MUTILATED OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

AMERICAN BANK NOTE COMPANY PRODUCTION COORDINATOR: VERONICA GLIATTI 931-490-1706 711 ARMSTRONG LANE PROOF OF MAY 27, 2004

COLUMBIA, TENNESSEE 38401 HOST MARRIOTT CORPORATION

(931) 388-3003 TSB 16091 BK

SALES: C. SHARKEY 302-731-7088 Operator: Ron

/ ETHER 13 / LIVE JOBS / H / HOST 16091 BK Rev. 1

PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: OK AS IS OK WITH CHANGES MAKE CHANGES AND SEND ANOTHER PROOF